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                                                                    Exhibit 99.1

ACCEL International Corporation                     SUBSCRIPTION CERTIFICATE NO.
                                                                       CUSIP NO.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED MAY ___, 1996 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE SUBSCRIPTION AGENT. THIS CERTIFICATE OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., COLUMBUS, OHIO TIME, ON __________________, 1996, UNLESS EXTENDED (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"), PROVIDED THAT THE EXPIRATION DATE SHALL IN NO EVENT BE LATER THAN _________________, 1996.

The Rights represented by this subscription certificate may be exercised by duly completing Form 1. Rights holders are advised to review the Prospectus and instructions, copies of which are available from the Subscription Agent, before exercising their Rights. IMPORTANT: Complete FORM 1 and, if applicable, special delivery instructions in FORM 2, and special issuance instructions in FORM 3, and SIGN on reverse side.

SUBSCRIPTION PRICE $_______                 ______   NON-TRANSFERABLE RIGHTS TO
PER SHARE                                   PURCHASE COMMON STOCK OF ACCEL
                                            International Corporation

Name and Address of Registered Holder: _________________________________________

The registered owner whose name is inscribed hereon is entitled to subscribe for shares of Common Stock upon the terms and subject to the conditions set forth in the Prospectus and instructions relating thereto.

By _________________________________      By ___________________________________
         Thomas H. Friedberg                       Nicholas Z. Alexander
         Chairman of the Board,                    Senior Vice President and
         President and Chief                       Secretary
         Executive Officer


THIS SUBSCRIPTION CERTIFICATE IS NOT TRANSFERABLE AND MAY NOT BE COMBINED OR DIVIDED EXCEPT BY THE COMPANY IN THE EVENT A HOLDER SHALL CHOOSE TO EXERCISE LESS THAN ALL OF THE RIGHTS EVIDENCED HEREBY.



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RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE LESS THAN ALL OF
THE RIGHTS EVIDENCED HEREBY, THEY MAY NOT RECEIVE A NEW SUBSCRIPTION CERTIFICATE IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY.


FORM 1--EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock, as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

(a) Number of shares subscribed for pursuant to the Basic Subscription Privilege (_____ Right[s] needed to subscribe for each full share): __________

(b) Number of shares subscribed for pursuant to the Oversubscription Privilege:
__________

(c) Total Subscription Price (total number of shares subscribed for--pursuant to both the Basic Subscription Privilege and the Oversubscription Privilege--times the Subscription Price of $_____): $______________(1)

(1) If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all shares that are stated to be subscribed for, or if the number of shares being subscribed for is not specified, the number of shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the Subscription Price for all shares represented by this Subscription Certificate (the "Subscription Excess"), the person subscribing pursuant hereto shall be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by $_________. Any amount remaining after such division shall be returned to the subscriber.

METHOD OF PAYMENT (CHECK ONE):

/ /      CHECK, BANK DRAFT OR MONEY ORDER PAYABLE TO "NATIONAL CITY
         BANK"

/ / WIRE TRANSFER DIRECTED TO ABA NO. 041000124 (MARKED: "ACCEL International Corporation SUBSCRIPTION").

(d) If the number of Rights being exercised pursuant to the Basic Subscription Privilege is less than all of the Rights represented by the Subscription Certificate, deliver to me a new Subscription Certificate evidencing the remaining Rights to which I am entitled.



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/ /      CHECK HERE IF RIGHTS ARE BEING EXERCISED PURSUANT TO A NOTICE OF
         GUARANTEED DELIVERY DELIVERED TO THE SUBSCRIPTION AGENT PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING.

Name(s) of Registered Owner(s):______________________________
Window Ticket number (if any):_______________________________
Date of Execution of Notice of Guaranteed Delivery:____________________________ Name of Institution which Guaranteed Delivery:_________________________________


FORM 2--SPECIAL DELIVERY INSTRUCTIONS: Name and address for mailing any stock certificates and/or cash payment if other than shown on the reverse hereof:


Name:__________________________________________________________________________
Address:_______________________________________________________________________
_______________________________________________________________________________
                                (Including Zip Code)

FORM 3--SPECIAL ISSUANCE INSTRUCTIONS: Name and address of person(s) to whom shares of Common Stock are to be issued if other than registered holder(s) whose name(s) appear(s) on this Subscription Certificate:

Name___________________________________________________________________________
Address________________________________________________________________________
_______________________________________________________________________________
                                (Including Zip Code)

Taxpayer Identification or
Social Security Number:____________________________________


                                    IMPORTANT
                             RIGHTS HOLDER SIGN HERE
                       AND, IF RIGHTS ARE BEING EXERCISED,
                          COMPLETE SUBSTITUTE FORM W-9

                    ________________________________________
                           (Signature(s) of Holder(s))

Dated:_______________________________, 1996

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on this Subscription Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s),


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attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See Instructions.)

Name(s):________________________________________________
                           (Please Print)

Capacity:      _________________________________________

Address:       _________________________________________
________________________________________________________
                           (Including Zip Code)

Area Code and
Telephone Number: _______________________________________
                  (Home)

                  _______________________________________
                  (Business)

Tax Identification
or Social Security No:___________________________________

                         (Complete Substitute Form W-9)

                            GUARANTY OF SIGNATURE(S)
                     Note: See Section 3(c) of Instructions

                       (Affix Medallion Guarantee, Below)